CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Integrated Living Communities, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the consolidated financial statements of Integrated Living Communities, Inc. and subsidiaries dated June 5, 1996 refers to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".



                                   /s/KPMG Peat Marwick LLP


Baltimore, Maryland
June 11, 1996
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